                                                               Exhibit 99.19.2

                    AMENDMENT NO. 1 TO JOINT FILING AGREEMENT

         Pursuant to Rule 13d-1(f) promulgated under the Securities Act of 1934, the undersigned hereby agree to the joint filing of this Schedule 13D, dated August 4, 1997.




LENFEST COMMUNICATIONS, INC.,          STARNET, INC., a Delaware corporation
a Delaware corporation


By: /s/ H. F. Lenfest                  By: /s/ H. F. Lenfest
   -----------------------------       ----------------------------------------
Name: H. F. Lenfest                    Name:  H. F. Lenfest
As: President                          As: President

Dated: November 7, 1997                Dated:  November 7, 1997

H. F. Lenfest                          STARNET INTERACTIVE ENTERTAINMENT, INC.,
                                       a Delaware corporation

/s/ H.F. Lenfest
--------------------------------
Name: H. F. Lenfest
Dated: November 7, 1997                By:   /s/ H. F. Lenfest
                                              ---------------------------------
                                       Name:  H. F. Lenfest
                                       As: President
SUBURBAN CABLE TV CO. INC.
                                       Dated:  November 7 1997

By: /s/ H. F. Lenfest
   -----------------------------
Name: H. F. Lenfest
As: President

Dated:  November 7, 1997